UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A2

                                 Amendment No. 2
                                       to

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 1997
                                                --------------------------

                           MONTEREY HOMES CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Maryland                        1-9977                     86-0611231
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                 (IRS Employer
 of incorporation)                  File Number)             Identification No.)

  6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona      85250
--------------------------------------------------------------------------------
     (Address of principal executive offices)                   Zip Code)

Registrant's telephone number, including area code   (602) 998-8700
                                                  ------------------------------

                               NONE
-----------------------------------------------------------------------
   (Former name or former address,  if changed since last report.)

         The Current Report on Form 8-K/A2 amends the Current Report on Form 8-K/A1 filed by Monterey Homes Corporation on September 12, 1997, solely to add certain financial statements of the business required by Item 7(a) which were omitted from the 8-K/A1, and to correct inaccuracies in the Pro Forma Financial Information.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)        Financial Statements

                    The required financial statements of the business acquired are attached.

         (b)        Pro Forma Financial Information

                    The corrected pro forma financial information is attached.

         (c)        Exhibits

                               LEGACY HOMES, LTD.
                                 BALANCE SHEETS
                       December 31, 1996 and June 30, 1997

                                                                   June 30, 1997
                                                      1996          (Unaudited)
                                                      ----         -------------

ASSETS
Cash and cash equivalents ..................      $ 3,201,007       $ 1,275,168
Due from title companies ...................           27,400         1,088,645
Advances to partners .......................             --             650,000
Notes and other receivables ................          957,763           206,623
Real estate under development ..............       19,903,066        18,727,774
Other assets ...............................          505,143         1,379,650
                                                  -----------       -----------
                                                  $24,594,379       $23,327,860
                                                  ===========       ===========
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued liabilities ...      $ 4,642,360       $ 4,950,103
Home sale deposits .........................          720,546           941,582
Notes payable ..............................        7,838,378        17,345,628
                                                  -----------       -----------
  Total liabilities ........................       13,201,284        23,237,313
                                                  -----------       -----------

Partners' capital ..........................       11,393,095            90,547
                                                  -----------       -----------
                                                  $24,594,379       $23,327,860
                                                  ===========       ===========

                 See accompanying notes to financial statements

                               LEGACY HOMES, LTD.
                              STATEMENTS OF INCOME
                Six Months ended June 30, 1996 and June 30, 1997
                                   (Unaudited)

                                                     Six Months ended June 30,
                                                      1996               1997
                                                      ----               ----

Revenues .................................        $36,209,614        $39,727,991
Cost of Sales ............................         30,843,043         32,958,779
                                                  -----------        -----------
                                                    5,366,571          6,769,212
Selling, general and administrative ......          2,760,869          1,511,996
                                                  -----------        -----------
                                                    2,605,702          5,257,216
Other income .............................            726,419            332,836
                                                  -----------        -----------
             Net income ..................        $ 3,332,121        $ 5,590,052
                                                  ===========        ===========

                 See accompanying notes to financial statements

                               LEGACY HOMES, LTD.
                            STATEMENTS OF CASH FLOWS
                Six Months ended June 30, 1996 and June 30, 1997
                                   (Unaudited)

                                                                         1996            1997
                                                                         ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income ....................................................   $  3,332,121    $  5,590,052
  Depreciation and amortization .................................         77,651         126,353
  Increase in due from title companies ..........................           --        (1,061,245)
  (Increase) decrease in other receivables ......................       (612,687)        247,315
  (Increase) decrease in real estate under development ..........     (6,108,053)      1,175,292
  Increase in option deposits ...................................           --          (812,281)
  Increase in other assets ......................................     (6,066,460)       (188,579)
  Increase (decrease) in accounts payable and accrued liabilities     (1,339,332)        528,779
                                                                    ------------    ------------

  Net cash provided by (used in) operating activities ...........    (10,716,760)      5,605,686
                                                                    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Advances to partners ..........................................           --          (650,000)
  Payment received on note receivables ..........................           --           503,825
  Payments on loans .............................................         (7,808)           --
                                                                    ------------    ------------

  Net cash used in investing activities .........................         (7,808)       (146,175)
                                                                    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings ....................................................     29,428,848      30,769,151
  Repayment of borrowings .......................................    (18,889,564)    (21,261,901)
  Partner capital distributions .................................           --       (16,892,600)
                                                                    ------------    ------------

  Net cash provided by (used in) financing activities ...........     10,539,284      (7,385,350)
                                                                    ------------    ------------

  Net decrease in cash and cash equivalents .....................       (185,284)     (1,925,839)
  Cash and cash equivalents at beginning of period ..............      3,996,216       3,201,007
                                                                    ------------    ------------
  Cash and cash equivalents at end of period ....................   $  3,810,932    $  1,275,168
                                                                    ============    ============

                 See accompanying notes to financial statements

                               LEGACY HOMES, LTD.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             June 30, 1996 and 1997


1.      Summary of Significant Account Policies

Organization and Basis of Presentation

The Partnership is primarily engaged in the construction and sale of residential housing in Dallas/Fort Worth, Austin and Houston, Texas. The Partnership designs, builds and sells single-family homes on finished lots which it purchases ready for home construction or which it develops. Certain prior period amounts have been reclassified to be consistent with current financial statement presentation. In the opinion of management, the unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the Company's financial position and results of operations for the periods presented. The results of operations for any interim period are not necessarily indicative of results to be expected for a full fiscal year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized at the time of the closing of a sale, when title to and possession of the property transfers to the buyer.

Cash Equivalents

The Partnership considers all highly liquid investments with an initial maturity of three months or less when purchased to be cash equivalents.

Real Estate Under Development

Real estate under development includes finished lots under development, homes under construction in various stages of completion and completed homes. The Company values its real estate under development in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Accordingly, amounts are carried at cost unless expected future set cash flows (undiscounted and without interest) are less than cost and then amounts are carried at estimated fair value less cost to sell. Costs capitalized include land and direct construction costs for homes, development period interest and certain common costs which benefit the entire subdivisions. Common costs are allocated on a subdivision by subdivision basis to residential lots based on the number of lots to be built in the subdivision, which approximates the relative sales value method.

Deposits paid related to options to purchase land are capitalized and included in option deposits until the related land is purchased. Upon purchase of the land, the related option deposits are transferred to real estate under development.

Income Taxes

The Partnership is not subject to federal income taxes as its income is reported on the partners' income tax returns. Accordingly, no provision for federal income tax liability has been recorded in the financial statements.

2.      Notes Payable

        Notes payable at June 30, 1997 consisted of interim construction loans payable by Legacy Homes, Ltd. to financial institutions under a master note agreement. Legacy Homes, Ltd. may borrow up to $30 million at the prime interest rate, and the obligation is secured by real estate under development and guaranteed by the general partner. The master note agreement contains various covenants, including net worth requirements, debt to home completion values, liabilities to net worth ratios and restrictions on the payment of distributions. The master note agreement is due July 31, 1998.

3.      Disposition of Assets.

        On May 29, 1997, the Partnership signed a definitive agreement to sell substantially all of its assets to Monterey Homes Corporation. The transaction became effective as of July 1, 1997.

              Unaudited Pro Forma Condensed Combined Balance Sheet
                                  June 30, 1997
                        (In Thousands, Except Share Data)

                                                Legacy
                                    --------------------------------
                                     Legacy      Mortgage               Monterey                Pro Forma
                                     ------      --------               --------                ---------
                                       Ltd         Co.      Combined   Historical   Combined   Adjustments     Combined
                                       ---         ---      --------   ----------   --------   -----------     --------
Assets:
Cash and cash equivalents .......   $  1,275    $     32    $  1,307   $  7,263    $  8,570    $ (1,553) (a)  $  7,017
Real estate under development ...     18,728                  18,728     45,107      63,835        --           63,835
Real estate loan & other ........
      receivables ...............      1,946          94       2,040      1,571       3,611        --            3,611
Option deposits .................        812        --           812      1,319       2,131        --            2,131
Residual interests ..............       --                      --        3,856       3,856        --            3,856
Other assets ....................        567           1         568        800       1,368        (350) (a)     1,018
Deferred tax asset ..............       --          --          --        6,783       6,783       3,621         10,404
Goodwill ........................       --          --          --        1,719       1,719       1,519  (b)     3,238
                                    --------    --------    --------    --------    --------   --------       --------
         Total Assets               $ 23,328         127    $ 23,455   $ 68,418    $ 91,873    $  3,237       $ 95,110
                                    ========    ========    ========    ========    ========   ========       ========

Liabilities and Stockholders'
Equity
Accounts payable & accruals .....   $  4,950    $     20    $  4,970   $  7,344    $ 12,314    $   --         $ 12,314
Home sale deposits ..............        942          34         976      7,697       8,673        --            8,673
Notes payable ...................     17,346        --        17,346     23,839      41,185        --           41,185
                                    --------    --------    --------    --------    --------   --------       --------
         Total Liabilities            23,238          54      23,292     38,880      62,172        --           62,172
                                    --------    --------    --------    --------    --------   --------       --------

Stockholders Equity
Common stock ....................       --          --          --           46          46           7  (c)        53
Additional paid-in capital ......         90          73         163     92,990      93,153       3,230  (c)    96,383
Retained earnings (loss) ........       --          --          --      (63,088)    (63,088)       --          (63,088)
Treasury stock ..................       --          --          --         (410)       (410)       --             (410)
                                    --------    --------    --------    --------    --------   --------       --------
         Total Equity                     90          73         163     29,538      29,701       3,237         32,938
                                    --------    --------    --------    --------    --------   --------       --------

         Total Liabilities &
         Stockholders Equity        $ 23,328    $    127    $ 23,455   $ 68,418    $ 91,873    $  3,237       $ 95,110
                                    ========    ========    ========   ========    ========    ========       ========

See Notes to Unaudited Pro Forma Condensed Combined Financial Data

             Unaudited Pro Forma Condensed Combined Income Statement
                      For the Year Ended December 31, 1996
                        (In Thousands, Except Share Data)

                                     Pro Forma       Historical                        Pro Forma        Pro Forma
                                     Monterey          Legacy          Combined       Adjustments       Combined
                                     --------          ------          --------       -----------       --------
Home and land sales...........     $    87,754      $    85,114      $   172,868     $        --      $   172,868
Cost of home and land sales...          75,099           67,715          142,814           1,513 (d)      144,327
                                   -----------      -----------      -----------     ------------     -----------
Gross margin..................          12,655           17,399           30,054          (1,513)          28,541
Selling, general and admin.
   expense....................           7,777            8,550           16,327             191 (e)       16,895
                                                                                             275 (g)
                                                                                             102 (f)

Operating income                         4,878            8,849           13,727          (2,081)          11,646

Other income, net.............           1,998             (248)           1,750              --            1,750
                                   -----------      -----------      -----------     -----------      -----------

Income before income taxes....           6,876            8,601           15,477          (2,081)          13,396
Income tax expense............             756                               756             115 (h)          871
                                   -----------      -----------      -----------     -----------      -----------
Net Income   .................     $     6,120      $     8,601      $    14,721     $    (2,196)     $    12,525
                                   ===========      ===========      ===========     ===========      ===========


Net income per share:                                                                                 $      2.27
                                                                                                      ===========

Weighted average common shares
outstanding                                                                                             5,520,000
                                                                                                      ===========

       See Notes to Unaudited Pro Forma Condensed Combined Financial Data

             Unaudited Pro Forma Condensed Combined Income Statement
                      For the Six Months Ended June 30,1997
                        (In Thousands, Except Share Data)

                                      Actual         Historical                        Pro Forma        Pro Forma
                                     Monterey          Legacy          Combined       Adjustments       Combined
                                     --------          ------          --------       -----------       --------
Home and land sales...........     $    37,117      $    39,728      $    76,845     $        --      $    76,845
Cost of home and land sales...          31,829           32,959           64,788             757 (d)       65,545
                                   -----------      -----------      -----------     ------------     -----------
Gross margin..................           5,288            6,769           12,057            (757)          11,300
Selling, general and admin.
   expense....................           4,274            1,512            5,786              70 (e)        6,017
                                                                                             138 (g)
                                                                                              23 (g)

Operating income                         1,014            5,257            6,271            (988)           5,283

Other income, net.............           1,456              333            1,789               0            1,789
                                   -----------      -----------      -----------     -----------      -----------

Income before income taxes....           2,470            5,590            8,060            (988)           7,072
Income tax expense............             224                               224             236 (h)          460
                                   -----------      -----------      -----------     -----------      -----------
Net Income   .................     $     2,246      $     5,590      $     7,836     $    (1,224)     $     6,612
                                   ===========     ============      ===========     ============     ===========


Net income per share:                                                                                 $     $1.20
                                                                                                      ===========

Weighted average common shares
outstanding                                                                                             5,520,000
                                                                                                      ===========

       See Notes to Unaudited Pro Forma Condensed Combined Financial Data

Notes to Unaudited Pro Forma Condensed Combined Financial Data



         1. Overview. The Unaudited Pro Forma Condensed Combined Income Statements are presented as if the acquisition of the assets of Legacy Homes, Ltd. and Legacy Enterprises, Inc. by a subsidiary of Monterey Homes Corporation (the "Legacy Acquisition") and the merger of Monterey Mortgage Acquisition Corp. into Texas Home Mortgage Corporation (the "Merger") occurred on January 1, 1996. The Legacy Acquisition and the Merger shall be collectively referred to as the "Legacy Transaction". The Unaudited Pro Forma Condensed Combined Balance Sheet is presented assuming the combination occurred on June 30, 1997.

         The combination is recorded as a purchase in accordance with generally accepted accounting principles and, accordingly, the assets and liabilities of the acquired entity (Legacy) are presented at their estimated fair values as of that date.

         Pursuant to the Employment Agreement with John Landon, he will be granted options to purchase 166,667 shares of Monterey Homes Common Stock at an exercise price of $5.25, which will vest over the three years following the acquisition and expire June 30, 2001. The value of the options are considered compensation expense for the combined entity which will be recognized over the three-year vesting period.

         The historical financial information for Monterey Homes Corporation ("Monterey") is derived from the audited consolidated financial statements of Monterey as of and for the year ended December 31, 1996, and the unaudited consolidated financial statements of Monterey as of and for the six months ended June 30, 1997. The historical financial information for Legacy is derived from the audited financial statements of Legacy Homes, Ltd. and Texas Home Mortgage Corporation, as of and for the year ended December 31, 1996, and the unaudited financial statements of the respective entities as of and for the six months ended June 30,1997. Legacy Enterprises, Inc., had no assets, liabilities or operations for the relevant time period.

         The pro forma information does not purport to present the financial position or results of operations of Monterey and Legacy had the Legacy Transaction, the distribution to the partners of Legacy Homes, Ltd. that reduced its book value, and other events assumed therein occurred on the dates specified, nor is it necessarily indicative of the results of operations of Monterey and Legacy, as they may be in the future or as they may have been had the Legacy Transaction and other such events been consummated on the dates shown. The Unaudited Pro Forma Condensed Combined Financial Data should be read in conjunction with the Agreement of Purchase and Sale of Assets dated May 29, 1997 between Monterey, Legacy and John and Eleanor Landon, and the audited and unaudited historical financial statements and notes thereto of Monterey and Legacy included elsewhere in this Form 8-K/A.

         2). Pro Forma Condensed Combined Balance Sheet Adjustments at June 30, 1997.

             a) To record payment for Legacy Homes, transfer of cash and $350,000 in transaction costs.

             b) To record goodwill and the increase in the deferred tax asset associated with the Legacy Transaction.

             c) To record the effects of issuance of Monterey Common Stock to Legacy and additional paid-in capital resulting from the Legacy Transaction.

         3). Pro Forma Condensed Combined Income Statement Adjustments for the Year Ended December 31, 1996 and the Six Month Period Ended June 30, 1997.

             d) To record interest expense related to an additional $17.8M borrowing incurred in connection with the Legacy Transaction.

             e) To record amortization of goodwill, which is being amortized over 20 years.

             f) To record compensation expense incurred in connection with the issuance of options to purchase 166,667 shares of Monterey Common Stock, to John Landon. Compensation expense is recognized over the three year graded vesting period.

             g) To adjust for additional compensation expense expected to be incurred as specified in the Employment Agreement with Mr. Landon.

             h)   To   record  the  amount  of  income  taxes,  which  has  been
                  estimated at 6.5% of income before income taxes.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



October 29, 1997



                                        Monterey Homes Corporation


                                        By:  /s/ Larry W. Seay
                                           -------------------------------------
                                           Larry W. Seay
                                           Vice President of Finance and
                                           Chief Financial Officer
                                       13